UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2016

CAR CHARGING GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-149784	03-0608147
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

1691 Michigan Avenue, Sixth Floor

Miami Beach, Florida 33139

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (305) 521-0200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Securities Purchase Agreement, Promissory Note, and Common Stock Purchase Warrant.

Car Charging Group, Inc., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement dated October 7, 2016 (the “Purchase Agreement”) with JMJ Financial, a Nevada sole proprietorship (“JMJ,” and together with the Company, the “Parties”). In accordance with its terms, the Purchase Agreement became effective upon (i) execution by the Parties of the Purchase Agreement, Note, the Warrant, and (ii) delivery of an initial advance pursuant to the Note of $500,000, which occurred on October 13, 2016. The Note and Warrant were issued on October 13, 2016. Pursuant to the Purchase Agreement, JMJ purchased from the Company (i) a Promissory Note in the aggregate principal amount of up to $3,725,000 (the “Note”) due and payable on the earlier of February 15, 2017 or if the Listing Approval End Date (as defined in the Note) is February 28, 2017, March 31, 2017, or the third business day after the closing of the Public Offering (as defined in the Purchase Agreement), and (ii) a Common Stock Purchase Warrant (the “Warrant”) to purchase 714,285 shares of the Company's common stock (“Common Stock”) at an exercise price per share equal to the lesser of (i) 80% of the per share price of the Common Stock in the Company's contemplated Public Offering, (ii) $0.70 per share, (iii) 80% of the unit price in the Public Offering (if applicable), (iv) the exercise price of any warrants issued in the Public Offering, or (v) the lowest conversion price, exercise price, or exchange price, of any security issued by the Company that is outstanding on October 13, 2016. Additionally, pursuant to the Purchase Agreement, on the fifth (5th) trading day after the pricing of the Public Offering, but in no event later than February 28, 2017, or, if the Listing Approval End Date is February 28, 2017, in no event later than March 31, 2017, the Company shall deliver to JMJ such number of duly and validly issued, fully paid and non-assessable Origination Shares (as defined in the Purchase Agreement) equal to $1,680,000, divided by the lowest of (i) $0.70 per share, or (ii) the lowest daily closing price of the Common Stock during the ten days prior to delivery of the Origination Shares (subject to adjustment for stock splits), or (iii) 80% of the Common Stock offering price of the Public Offering, or (iv) 80% of the unit price offering price of the Public Offering (if applicable), or (v) the exercise price of any warrants issued in the Public Offering.

Pursuant to the Note, JMJ is obligated to provide the Company additional $250,000 or $500,000 advances under the Note as certain milestones, contained in the Funding Schedule within the Note, are achieved (the “Additional Advances”). In the event of an Additional Advance, the Company shall deliver an additional warrant within three (3) days of such advances in the form of the Warrant (the “Additional Warrant”), with the following terms: (i) an aggregate exercise amount equal to 100% of the principal sum attributable to the Additional Advance or Further Advance, respectively (ii) at the per share exercise price then in effect on the Warrant, and (iii) the number of shares for which the Additional Warrant is exercisable equal to the aggregate exercise amount for the Additional Warrant divided by the exercise price. JMJ may, at its election, exercise the Warrant, and each Additional Warrant, if any, pursuant to a cashless exercise.

If the Company fails to repay the balance due under the Note, or issues a Variable Security (as defined in the Note) up to and including the date of the closing of the Public Offering, JMJ has the right to convert all or any portion of the outstanding Note into shares of Common Stock, subject to the terms and conditions set forth in the Note. All amounts due under the Note become immediately due and payable upon the occurrence of an event of default as set forth in the Note.

The foregoing descriptions of the Purchase Agreement, the Note, and the Warrant do not purport to be complete and are qualified in their entirety by the terms and conditions of such documents. Copies of the Purchase Agreement, the Note, and the Warrant are attached hereto as Exhibits 10.1, 10.2, and 4.1, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

These securities were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(a)(2) of the Securities Act. The securities were exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, this investor had the necessary investment intent as required by Section 4(a)(2) of the Securities Act since they agreed to, and will receive, share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

4.1*	Common Stock Purchase Warrant, dated October 13, 2016, issued by the Company in favor of JMJ Financial

10.1*	Securities Purchase Agreement, dated October 7, 2016, between JMJ Financial and the Company

10.2*	Promissory Note, dated October 13, 2016, issued by the Company in favor of JMJ Financial

*filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAR CHARGING GROUP, INC.

Date: October 20, 2016	By:	/s/ Michael J. Calise
Michael J. Calise
Chief Executive Officer